EXHIBIT 99.1

Star Gas Partners, L.P. Reports Fiscal 2017 Third Quarter Results

STAMFORD, Conn., July 31, 2017 (GLOBE NEWSWIRE) -- Star Gas Partners, L.P. (the "Partnership" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for its fiscal 2017 third quarter and the nine-month period ended June 30, 2017.

Three Months Ended June 30, 2017 Compared to Three Months Ended June 30, 2016

Star reported a 3.5 percent increase in total revenue to $225.8 million, compared with $218.2 million in the prior-year period, as higher air conditioning installation and service sales and the impact from an increase in wholesale product costs and higher per gallon margins were somewhat offset by a decline in total volume sold.

Home heating oil and propane volume for the fiscal 2017 third quarter declined by 4.2 million gallons versus the prior-year period, or 9.4 percent, to 40.5 million gallons, as the additional volume provided by acquisitions was more than offset by the impact of warmer weather and by net customer attrition in the base business for the twelve months ended June 30, 2017. Temperatures in Star's geographic areas of operation, for the fiscal 2017 third quarter, were 19.7 percent warmer than the fiscal 2016 third quarter and 17.6 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

During the fiscal 2017 third quarter, the net loss widened by $10.1 million to $13.3 million largely due to the after-tax impact of an unfavorable non-cash change in the fair value of derivative instruments of $14.4 million.

Star’s Adjusted EBITDA loss increased by $1.5 million, to $9.3 million, as the additional gross profit provided by higher home heating oil and propane margins and a slight improvement in service and installation profitability was more than offset by the decline in home heating oil and propane volume and an increase in certain operating expenses.

"While experiencing warmer weather and lower volumes in the third quarter versus fiscal 2016, the impact was muted during this non-heating season as we focused on margins and improving Star’s service offerings,” said Steven J. Goldman, Star Gas Partners’ Chief Executive Officer. “Only a portion of Star’s customer base receives oil or propane deliveries in the spring, but we saw growth in other areas such as air conditioning installations. We also continued investing for the future through additional staffing across customer service, information technology, operations, and sales – all crucial to our plans to grow the business and strengthen customer satisfaction. The Partnership remains on sound footing as we approach the end of fiscal 2017.”

Nine Months Ended June 30, 2017 Compared to Nine Months Ended June 30, 2016
Star reported a 14.3 percent increase in total revenue to $1.1 billion, versus $1.0 billion in the prior-year period, due to an increase in wholesale product costs of $0.2668 per gallon, an increase in total volume of 3.9 percent, and higher air conditioning installation and service sales.

Home heating oil and propane volume increased by 12.4 million gallons, or 4.4 percent, to 294.3 million gallons, as the additional volume provided from acquisitions and colder weather was offset by net customer attrition and other factors. Temperatures in Star's geographic areas of operation, for the first nine months of fiscal 2017, were 7.0 percent colder than last year’s comparable period but 12.4 percent warmer than normal.

Net income decreased by $19.4 million, or 30.3 percent, to $44.6 million as the positive impact from colder temperatures and acquisitions was more than offset by a non-cash unfavorable change in the fair value of derivative instruments of $27.1 million, the absence of a $12.5 million credit as was recorded in the first quarter of 2016 under the Partnership’s weather hedge contract, and an increase in spending largely due to additional staffing in the areas of information technology, customer service, operations management and sales and marketing.

Adjusted EBITDA decreased by $6.7 million, or 5.7 percent, to $110.2 million as the impact of higher home heating oil and propane volume and slightly better home heating oil and propane margins were more than offset by the absence of a $12.5 million credit as was recorded in the first quarter of 2016 under the Partnership’s weather hedge contract, lower service and installations gross profit, and additional expense related to staffing in the areas of information technology, customer service, operations management and sales and marketing.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of our financial statements, such as investors, commercial banks and research analysts, to assess:

  our compliance with certain financial covenants included in our debt agreements;
  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  our operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are:

  EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;
  Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER: Star Gas management will host a conference call and webcast on Tuesday, August 1, 2017 at 11:00 a.m. Eastern Time. The conference call dial-in number 877-327-7688 or 412-317-5112 (for international callers). A webcast is also available at www.star-gas.com.

About Star Gas Partners, L.P.
Star Gas Partners, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Partnership also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, to customers outside of its home heating oil and propane customer base. In certain of Star's marketing areas, the Partnership provides home security and plumbing services primarily to its home heating oil and propane customer base. Star also sells diesel fuel, gasoline and home heating oil on a delivery only basis. Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast, Central and Southeast U.S. regions. Additional information is available by obtaining the Partnership's SEC filings at www.sec.gov and by visiting Star's website at www.star-gas.com, where unit holders may request a hard copy of Star's complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Partnership's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of weather conditions on our financial performance; the price and supply of the products we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of future governmental regulations, including environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2016. Important factors that could cause actual results to differ materially from the Partnership's expectations ("Cautionary Statements") are disclosed in this news release and in the Form 10-Q. All subsequent written and oral forward-looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Partnership undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
(in thousands)	2017	2016
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$94,574	$139,188
Receivables, net of allowance of $6,577 and $4,419, respectively	116,646	78,650
Inventories	42,422	45,894
Fair asset value of derivative instruments	-	3,987
Prepaid expenses and other current assets	24,409	27,139
Total current assets	278,051	294,858

Property and equipment, net	74,491	70,410
Goodwill	215,262	212,760
Intangibles, net	94,520	97,656
Deferred tax assets, net	255	5,353
Restricted cash	250	-
Investments	11,686	-
Deferred charges and other assets, net	9,782	11,074
Total assets	$684,297	$692,111

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$20,354	$25,690
Fair liability value of derivative instruments	4,760	2,285
Current maturities of long-term debt	10,000	16,200
Accrued expenses and other current liabilities	130,776	103,855
Unearned service contract revenue	55,759	56,971
Customer credit balances	40,340	84,921
Total current liabilities	261,989	289,922

Long-term debt	68,155	75,441
Other long-term liabilities	25,082	25,255

Partners’ capital
Common unitholders	349,554	322,771
General partner	(672)	(516)
Accumulated other comprehensive loss, net of taxes	(19,811)	(20,762)
Total partners’ capital	329,071	301,493
Total liabilities and partners’ capital	$684,297	$692,111

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands, except per unit data - unaudited)	2017	2016	2017	2016

Sales:
Product	$158,531	$156,229	$950,307	$813,519
Installations and services	67,270	61,965	191,664	185,755
Total sales	225,801	218,194	1,141,971	999,274
Cost and expenses:
Cost of product	104,268	103,568	592,802	473,534
Cost of installations and services	58,224	53,272	183,137	175,042
(Increase) decrease in the fair value of derivative instruments	3,135	(11,283)	7,026	(20,071)
Delivery and branch expenses	67,640	64,052	240,987	218,755
Depreciation and amortization expenses	7,418	6,468	20,705	19,959
General and administrative expenses	6,235	6,017	18,144	17,525
Finance charge income	(1,308)	(945)	(3,288)	(2,480)
Operating income (loss)	(19,811)	(2,955)	82,458	117,010
Interest expense, net	(1,619)	(1,731)	(5,118)	(5,481)
Amortization of debt issuance costs	(336)	(307)	(972)	(934)
Income (loss) before income taxes	(21,766)	(4,993)	76,368	110,595
Income tax expense (benefit)	(8,434)	(1,755)	31,721	46,566
Net income (loss)	$(13,332)	$(3,238)	$44,647	$64,029
General Partner’s interest in net income (loss)	(79)	(19)	259	362
Limited Partners’ interest in net income (loss)	$(13,253)	$(3,219)	$44,388	$63,667

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$(0.24)	$(0.06)	$0.79	$1.11
Dilutive impact of theoretical distribution of earnings under FASB ASC 260-10-45-60	-	-	0.09	0.16
Limited Partner’s interest in net income (loss) under FASB ASC 260-10-45-60	$(0.24)	$(0.06)	$0.70	$0.95

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	55,888	57,188	55,888	57,237

SUPPLEMENTAL INFORMATION

STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(Unaudited)

	Three Months Ended June 30,
(in thousands)	2017	2016

Net loss	$(13,332)	$(3,238)
Plus:
Income tax benefit	(8,434)	(1,755)
Amortization of debt issuance cost	336	307
Interest expense, net	1,619	1,731
Depreciation and amortization	7,418	6,468
EBITDA	(12,393)	3,513

(Increase) / decrease in the fair value of derivative instruments	3,135	(11,283)
Adjusted EBITDA	(9,258)	(7,770)

Add / (subtract)
Income tax benefit	8,434	1,755
Interest expense, net	(1,619)	(1,731)
Provision for losses on accounts receivable	736	308
Decrease in accounts receivables	71,107	38,425
Decrease in inventories	3,119	3,159
Increase in customer credit balances	8,116	13,191
Change in deferred taxes	(2,670)	5,004
Decrease in weather hedge contract receivable	-	12,500
Change in other operating assets and liabilities	(18,879)	(28,891)
Net cash provided by operating activities	$59,086	$35,950

Net cash used in investing activities	$(8,376)	$(2,913)

Net cash used in financing activities	$(8,967)	$(8,495)

Home heating oil and propane gallons sold	40,500	44,700
Other petroleum products	27,500	27,200
Total all products	68,000	71,900

SUPPLEMENTAL INFORMATION
STAR GAS PARTNERS, L.P. AND SUBSIDIARIES
RECONCILIATION OF EBITDA AND ADJUSTED EBITDA

(Unaudited)

	Nine Months Ended June 30,
(in thousands)	2017	2016

Net income	$44,647	$64,029
Plus:
Income tax expense	31,721	46,566
Amortization of debt issuance cost	972	934
Interest expense, net	5,118	5,481
Depreciation and amortization	20,705	19,959
EBITDA	103,163	136,969

(Increase) / decrease in the fair value of derivative instruments	7,026	(20,071)
Adjusted EBITDA	110,189	116,898

Add / (subtract)
Income tax expense	(31,721)	(46,566)
Interest expense, net	(5,118)	(5,481)
Provision (recovery) for losses on accounts receivable	2,261	(140)
(Increase) decrease in accounts receivables	(40,524)	647
Decrease in inventories	3,761	13,402
Decrease in customer credit balances	(45,757)	(2,026)
Change in deferred taxes	4,451	13,299
Change in other operating assets and liabilities	25,668	20,152
Net cash provided by operating activities	$23,210	$110,185

Net cash used in investing activities	$(35,219)	$(15,756)

Net cash used in financing activities	$(32,355)	$(23,781)

Home heating oil and propane gallons sold	294,300	281,900
Other petroleum products	83,400	81,600
Total all products	377,700	363,500

CONTACT:
Star Gas Partners
Investor Relations
203/328-7310

Chris Witty
Darrow Associates
646/438-9385 or cwitty@darrowir.com